UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

AVROBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square

Building 300, Suite 201

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 914-8420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement on Form S-1 (File No. 333-225213) (the “Registration Statement”) of AVROBIO, Inc. (the “Company”), the Company elected Phillip B. Donenberg to the Board of Directors of the Company (the “Board”), effective June 20, 2018 immediately following the effectiveness of the Registration Statement. Also as previously disclosed in the Registration Statement, Mr. Donenberg became the Chair of the Company’s Audit Committee of the Board (the “Audit Committee”). Mr. Donenberg will serve as a Class III director, to serve until the Company’s annual meeting of stockholders following December 31, 2021, or until his successor is duly elected and qualified or his earlier resignation or removal.

Mr. Donenberg will be compensated for his service as a non-employee director under the Company’s Non-Employee Director Compensation Policy (the “Policy”). In connection with his election and in accordance with the Policy, the Company granted Mr. Donenberg an option to purchase 18,743 shares of the Company’s common stock pursuant to the Company’s 2018 Stock Option and Incentive Plan. As a non-employee director, Mr. Donenberg is also entitled to receive an annual service retainer of $55,000, including $5,000 for his service as the Chair of the Audit Committee, and additional annual stock option awards, subject to his continued service on the Board.

The Company also entered into an indemnification agreement with Mr. Donenberg in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Mr. Donenberg and any other persons pursuant to which he was elected as a director, and Mr. Donenberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Registration Statement, on June 25, 2018 and in connection with the consummation of the Company’s initial public offering (“IPO”), the Company filed a fourth amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Board and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 150,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; and (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on June 25, 2018 and in connection with the consummation of the IPO, the amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon the consummation of the IPO, became effective. The Amended and Restated By-Laws amend and restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; (iv) adopt exclusive forum selection clauses with respect to certain causes of action; and (v) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Fourth Amended and Restated Certificate of Incorporation of AVROBIO, Inc.

3.2	Amended and Restated By-laws of AVROBIO, Inc.

EXHIBIT INDEX

No.	Exhibit

3.1	Fourth Amended and Restated Certificate of Incorporation of AVROBIO, Inc.

3.2	Amended and Restated By-laws of AVROBIO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVROBIO, Inc.

Date: June 25, 2018	By:	/s/ Geoff MacKay
Geoff MacKay
President and Chief Executive Officer